Consent of Independent Auditors

The Board of Directors
C-COR Electronics, Inc. and Subsidiaries:

We consent to incorporation by reference in the registration statements (No. 2-95959, 33-27440, 33-35208, and 33-66590) on Form S-8 of C-COR Electronics,
Inc. and Subsidiaries of our report dated August 4, 1995, relating to the consolidated balance sheets of C-COR Electronics, Inc. and Subsidiaries as of June 30, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1995, which report appears in the June 30, 1995 Annual Report to Shareholders of C-COR Electronics, Inc. and Subsidiaries and is incorporated herein by reference.

We also consent to incorporation by reference in the registration statements (No. 2-95959, 3327440, 33-35208, and 33-66590) on Form S-8 of C-COR Electronics,
Inc. and Subsidiaries of our report dated August 4, 1995, relating to the financial statement schedule as listed at Item 14(a)(2) of the Company's June 30, 1995 Annual Report on Form 10-K, which report appears in the Company's June 30, 1995 Annual Report on Form 10-K.

KPMG Peat Marwick LLP

State College, Pennsylvania
September 25, 1995